Exhibit 1.1

DELEK LOGISTICS PARTNERS, LP

4,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

August 12, 2026

Truist Securities, Inc.

Mizuho Securities USA LLC

Raymond James & Associates, Inc.

as Representatives of the several Underwriters

c/o Truist Securities, Inc.

740 Battery Ave SE, 3rd Floor

Atlanta, Georgia 30339

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, New York 10020

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), confirms its agreement with Truist Securities, Inc. (“Truist”), Mizuho Securities USA LLC (“Mizuho”) and Raymond James & Associates, Inc. (“Raymond James”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Truist, Mizuho and Raymond James are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partnership interests in the Partnership (the “Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional Common Units. The aforesaid 4,000,000 Common Units (the “Firm Units”) to be purchased by the Underwriters and all or any part of the 600,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are herein called collectively, the “Units.” Delek Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership, is referred to herein as the “General Partner” and, together with the Partnership, the “Partnership Parties.”

The Partnership Parties, Delek Logistics Operating, LLC, a Delaware limited liability company (the “OLLC”), Delek Logistics Finance Corp., a Delaware corporation (“Finance Corp.”), Delek Marketing GP, LLC, a Delaware limited liability company (“Marketing GP”), Paline Pipeline Company, LLC, a Texas limited liability company (“Paline”), Magnolia Pipeline Company, LLC, a Delaware limited liability company (“Magnolia”), SALA Gathering Systems, LLC, a Texas limited liability company (“SALA Gathering”), El Dorado Pipeline Company, LLC, a Delaware limited liability company (“El Dorado”), DKL Transportation, LLC, a Delaware limited liability company (“DKL Transportation”), DKL Caddo, LLC, a Delaware limited liability company (“DKL Caddo”), DKL RIO, LLC, a Delaware limited liability company (“DKL RIO”), DKL Permian Gathering, LLC, a Texas limited liability company (“DKL Permian”), DKL Pipeline, LLC, a Delaware limited liability company (“DKL Pipeline”), DKL Big Spring, LLC, a Delaware limited liability company (“Big Spring”), Delek Marketing & Supply, LP, a Delaware limited partnership (“Marketing LP”), Delek Crude Logistics, LLC, a Texas limited liability company (“Crude Logistics”), Delek Marketing-Big Sandy, LLC, a Texas limited liability company (“Big Sandy”), Delek Permian Pipeline Holdings, LLC, a Delaware limited liability company (“Pipeline Holdings”), Delek Permian Pipeline Finance, LLC, a Delaware limited liability company (“Pipeline Finance”), Caddo Pipeline LLC, a Delaware limited liability company (“Caddo Pipeline”), Andeavor Logistics RIO Pipeline, LLC, a Delaware limited liability company (“Andeavor”), Red River Pipeline Company LLC, a Delaware limited liability company (“Red River”), DKL Delaware Gathering, LLC, a Delaware limited liability company (“DKL Gathering”), DKL Delaware Holding – NM, LLC, a Delaware limited liability company (“Delaware Holding”), DKL Delaware Operating – NM, LLC, a Delaware limited liability company (“Delaware Operating”), DKL Delaware Marketing, LLC, a Delaware limited liability company (“DKL Marketing”), DKL Energy – Cottonwood, LLC, a Delaware limited liability company (“DKL Cottonwood”), DKL Energy – Lynch, LLC, a Delaware limited liability company (“DKL Lynch”), DKL Field Services, LLC, a Delaware limited liability company (“DKL Field Services”), DKL G&P Solutions, LLC, a Delaware limited liability company (“DKL G&P”), DKL Hat Mesa II – NM, LLC, a Delaware limited liability company (“DKL Hat Mesa”), DKL Neptune Recycling, LLC, a Delaware limited liability company (“DKL Neptune”), DKL Energy Partners, LLC, a Delaware limited liability company (“DKL EP”), DKL Water Gathering Intermediate, LLC, a Delaware limited liability company (“DKL WGI”), DKL Water Gathering Permian, LLC, a Delaware limited liability company (“DKL WGP”), DKL Water Gathering, LLC, a Delaware limited liability company (“DKL WG”), DKL Water Intermediate Holdings, LLC, a Delaware limited liability company (“DKL WIH”), DKL Water Midstream Operating, LLC, a Delaware limited liability Company (“DKL WMO”), DKL Water Midstream, LLC, a Delaware limited liability company (“DKL WM”), W2W Holdings LLC, a Delaware limited liability company (“W2W Holdings”), W2W Finance LLC, a Delaware limited liability company (“W2W Finance”), Delek W2W LLC, a Delaware limited liability company (“Delek W2W”) and Wink to Webster Pipeline, LLC, a Delaware limited liability company (“W2W Pipeline”) are referred to herein as the “Partnership Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333–278939), including a base prospectus (the “Base Prospectus”) relating to the public offer and sale of the Units under the Securities Act of 1933, as amended (the “Securities Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a final prospectus supplement relating to the Units in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is herein called the “Rule 430B Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430B Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the Effective Date, and each prospectus that omitted the Rule 430B Information that was used after Effective Date and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Units, is herein called the “Prospectus.” For purposes of this Agreement, unless otherwise specified, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 8:15 p.m., New York City time, on August 12, 2026.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“General Disclosure Package” means the Base Prospectus, any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and listed on Schedule B-2, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as specified on Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B of the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act Regulations.

The Partnership Parties understand that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Section 1. Representations and Warranties of the Partnership. Each of the Partnership Entities, jointly and severally, hereby represents and warrants to and agrees with the Underwriters that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Partnership Parties, threatened by the Commission or by the state securities authority of any jurisdiction.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the General Disclosure Package or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the General Disclosure Package does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Time (as defined in Section 2(c)), the General Disclosure Package, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the General Disclosure Package or the Prospectus based upon information relating to the Underwriters furnished to the Partnership in writing by the Underwriters expressly for use therein, and (vii) there are no contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(c) The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule B-2 hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Partnership has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities, taken as a whole (any such change is called a “Material Adverse Change”), from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, except as will not result, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

(e) Each of the Partnership Parties has been duly formed, is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation, has the power and authority to own or lease, as the case may be, its property and to operate its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, result in a Material Adverse Change. The Partnership does not own all of the equity interests in or control, directly or indirectly, any corporation, partnership, limited liability company, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(f) Each of the Partnership Entities (other than the Partnership Parties) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, result in a Material Adverse Change. Except as provided below in Section 1(n), Section 1(o), Section 1(p), Section 1(q), Section 1(r), Section 1(s), Section 1(t), Section 1(u), Section 1(v), Section 1(w) and Section 1(x), all of the issued shares of capital stock or other equity interests of each subsidiary of the Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Partnership, free and clear of all liens, mortgages, encumbrances, security interests, charges or other claims (“Liens”).

(g) This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) The authorized capital stock of the Partnership conforms as to legal matters to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(i) As of the date hereof, there are 53,197,301 Common Units outstanding. The Common Units (including the Units) have been duly authorized and are validly issued, fully paid and nonassessable, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“LP Act”); and none of the outstanding Common Units (including the Units) was issued in violation of the preemptive or other similar rights of any securityholder of the Partnership.

(j) The execution and delivery by the Partnership Parties of, and the performance by the Partnership Parties of their obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the formation, governing or other organizational documents of any of the Partnership Entities, (iii) any agreement or other instrument binding upon any Partnership Entity that is material to the Partnership Entities, taken as a whole, or (iv) any judgment, order or decree of any regulatory body or governmental body, agency or court having jurisdiction over any Partnership Entity, except in the case of clauses (i) and (iv), as would not, individually or in the aggregate, result in a Material Adverse Change, or materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Partnership Parties of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with the offer and sale of the Units.

(k) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities is in (i) violation of its organizational documents, (ii) violation of any law, statute, regulation, ordinance, administrative or governmental rule or regulation applicable to it or of any order or decree of any court, regulatory body, governmental agency or body, arbitrator or other authority having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, result in a Material Adverse Change or materially impair the ability of any of the Partnership Parties to perform its respective obligations under this Agreement.

(l) None of the Partnership Entities nor any of their respective subsidiaries are in violation or default of (i) any provision of its charter or bylaws or similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Change.

(m) The General Partner has all requisite power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(n) The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership’s Third Amended and Restated Agreement of Limited Partnership, dated September 11, 2024 (the “Partnership Agreement”); and the General Partner owns such General Partner Interest free and clear of all Liens (except restrictions on transferability that may be imposed by federal or state securities laws or in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus).

(o) The Partnership owns all of the issued and outstanding membership interests of the OLLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC (as amended, the “OLLC LLC Agreement”) and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); with the exception of Liens arising under or securing the Credit Agreement, dated as of March 26, 2026, by and among the Partnership, Guarantors party thereto, Truist Bank, as administrative agent, and a syndicate of lenders (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), restrictions on transferability that may be imposed by federal or state securities laws or in the OLLC LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership owns such membership interests free and clear of all Liens.

(p) The Partnership owns all of the outstanding capital stock of Finance Corp.; such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Finance Corp. and is fully paid and nonassessable; and with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership owns such capital stock free and clear of all Liens.

(q) The OLLC owns all of the issued and outstanding membership interests of Marketing GP, Paline, Magnolia, SALA Gathering, El Dorado, DKL Transportation, DKL Caddo, DKL RIO, DKL Permian, DKL Pipeline, DKL Gathering, Pipeline Holdings, and Big Spring; such membership interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of Marketing GP, Paline, Magnolia, SALA Gathering, El Dorado, DKL Transportation, DKL Caddo, DKL RIO, DKL Pipeline, DKL Permian, DKL Gathering, Pipeline Holdings, and Big Spring (collectively, the “Operating Subsidiary LLC Agreements”) and are fully paid (to the extent required by the respective Operating Subsidiary LLC Agreements) and nonassessable (except as such nonassessability may be affected by (i) Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of Marketing GP, El Dorado, Magnolia, DKL Transportation, DKL Caddo, DKL RIO, DKL Pipeline, DKL Gathering, Pipeline Holdings, and Big Spring and (ii) Section 101.206 of the Texas Business Organizations Code (the “TBOC”) in the case of SALA Gathering, Paline and DKL Permian); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the respective Operating Subsidiary LLC Agreements or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the OLLC owns such membership interests free and clear of all Liens.

(r) The OLLC owns all of the issued and outstanding limited partner interests of Marketing LP; such limited partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Marketing LP (as amended, the “Marketing LP Partnership Agreement”), and are fully paid (to the extent required under the Marketing LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the LP Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Marketing LP Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the OLLC owns such limited partner interests free and clear of all Liens.

(s) Marketing GP is the sole general partner of Marketing LP with a 1.0% general partner interest in Marketing LP; such general partner interest has been duly authorized and validly issued in accordance with the Marketing LP Partnership Agreement; and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Marketing LP Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Marketing GP owns such general partner interest free and clear of all Liens.

(t) Marketing LP owns all of the issued and outstanding membership interests of Crude Logistics; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Crude Logistics (as amended, the “Crude Logistics LLC Agreement”) and are fully paid (to the extent required under the Crude Logistics LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 101.206 of the TBOC); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Crude Logistics LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Marketing LP owns such membership interests free and clear of all Liens.

(u) Crude Logistics owns all of the issued and outstanding membership interests of Big Sandy; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Big Sandy (as amended, the “Big Sandy LLC Agreement”) and are fully paid (to the extent required under the Big Sandy LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 101.206 of the TBOC); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Big Sandy LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Crude Logistics owns such membership interests free and clear of all Liens.

(v) DKL Gathering owns all of the issued and outstanding membership interests of Delaware Holding; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Delaware Holding (as amended, the “Delaware Holding LLC Agreement”) and are fully paid (to the extent required under the Delaware Holding LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Delaware Holding LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, DKL Gathering owns such membership interests free and clear of all Liens.

(w) Delaware Holding owns all of the issued and outstanding membership interests of Delaware Operating; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Delaware Operating (as amended, the “Delaware Operating LLC Agreement”) and are fully paid (to the extent required under the Delaware Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the Delaware Operating LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Delaware Holding owns such membership interests free and clear of all Liens.

(x) Delaware Operating owns all of the issued and outstanding membership interests of (A) DKL Marketing, (B) DKL Cottonwood, (C) DKL Lynch, (D) DKL Field Services, (E) DKL G&P, (F) DKL Hat Mesa and (G) DKL Neptune; such membership interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of the each respective entity (as amended, the “Delaware Operating Subsidiary LLC Agreements”) and are fully paid (to the extent required under the respective Delaware Operating Subsidiary LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, with the exception of Liens arising under or securing the Credit Agreement, restrictions on transferability that may be imposed by federal or state securities laws or in the respective Delaware Operating Subsidiary LLC Agreements or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Delaware Operating owns such membership interests free and clear of all Liens.

(y) Other than: (i) the Partnership’s ownership of 100% of the outstanding capital stock of Finance Corp. and a 100% membership interest in the OLLC, (ii) the OLLC’s ownership of a 100% membership interest in each of Marketing GP, Paline, Magnolia, SALA Gathering, El Dorado, DKL Transportation, DKL Caddo, DKL RIO, DKL Permian, DKL Pipeline, Big Spring, DKL Gathering and Pipeline Holdings, and a 99% limited partner interest in Marketing LP, (iii) Marketing GP’s ownership of a 1% general partner interest in Marketing LP, (iv) Marketing LP’s ownership of a 100% membership interest in Crude Logistics, (v) Crude Logistics’ ownership of a 100% membership interest in Big Sandy, (vi) DKL Caddo’s ownership of a 50% membership interest in Caddo Pipeline, (vii) DKL RIO’s ownership of a 33% membership interest in Andeavor, (viii) DKL Pipeline’s ownership of a 33% membership interest in Red River, (ix) DKL Gathering’s ownership of a 100% membership interest in Delaware Holding, (x) Delaware Holding’s ownership of a 100% membership interest in Delaware Operating, (xi) Delaware Operating’s ownership of a 100% membership interest in (A) DKL Marketing, (B) DKL Cottonwood, (C) DKL Lynch, (D) DKL Field Services, (E) DKL G&P, (F) DKL Hat Mesa and (G) DKL Neptune, (xii) DKL Neptune’s ownership of a 99.99% membership interest of DKL WG, and a 100% membership in (A) DKL WGI, (B) DKL WGP and (C) DKL WIH, (xiii) DKL WGI’s ownership of a 0.01% membership interest of DKL WG, (xiv) DKL WIH’s ownership of a 100% membership interest in DKL WM, (xv) DKL WM’s ownership of a 100% membership interest in (A) DKL WMO and (B) DKL EP, (xvi) Pipeline Holdings’ ownership of a 100% membership interest in Pipeline Finance, (xvii) Pipeline Finance’s ownership of a 50% membership interest in W2W Holdings, (xviii) W2W Holdings’ ownership of a 100% membership interest in W2W Finance, (xix) W2W Finance’s ownership of a 100% membership interest in Delek W2W, and (xx) Delek W2W’s ownership of a 15.625% membership interest in W2W Pipeline, no Partnership Entity owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of the General Partner Interest, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(z) Except as otherwise described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Partnership Parties, threatened (i) against or affecting any of the Partnership Parties, (ii) which has as the subject thereof any property owned or leased by the Partnership Entities, that, individually or in the aggregate, if determined adversely to such Partnership Entity, would result in a Material Adverse Change or would materially and adversely impair the power or ability of the Partnership Entities to consummate the transactions contemplated by each of the Registration Statement, the General Disclosure Package and the Prospectus or (iii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or that are required to be filed as exhibits to the Registration Statement that are not so described or so filed as required.

(aa) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(bb) The Partnership Parties have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(cc) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Partnership Entities and their respective operations and facilities are in compliance with, and not subject to any known, unresolved liabilities under, applicable Environmental Laws (as defined below), which compliance includes, without limitation, having obtained and being in compliance with all permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business as currently conducted, properties and facilities of the Partnership Entities under applicable Environmental Laws; (ii) no Partnership Entity has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Partnership Entity is in violation of any Environmental Law; (iii) there is (A) no outstanding claim, action or cause of action under Environmental Law filed or known to be threatened to be filed with a court or governmental authority against any of the Partnership Entities, (B) no outstanding investigation pursuant to Environmental Law with respect to which any of the Partnership Entities has received written notice, and (C) no outstanding written notice or, to the knowledge of any Partnership Entity, threatened notice by any person or entity alleging actual or potential liability on the part of any Partnership Entity (or any person or entity whose liability under or pursuant to any Environmental Law any Partnership Entity has retained or expressly assumed contractually or, to the knowledge of any Partnership Entity, by operation of law) based on or pursuant to any Environmental Law; (iv) no Partnership Entity is conducting or paying for, in whole or in part, any investigation, response or other corrective action required pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to, or have knowledge of being threatened with, any outstanding order, judgment, decree, or agreement which imposes any obligation or liability under any Environmental Law; and (v) no Lien has been recorded pursuant to any Environmental Law with respect to any assets, facility or property currently owned, operated or leased by any Partnership Entity. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no proceedings that are pending, or that are known by the Partnership Entities to be contemplated, against the Partnership Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(dd) For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, rules, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health (to the extent related to exposure to Materials of Environmental Concern, as defined below), including those relating to (A) the Release of Materials of Environmental Concern; and (B) the manufacture, processing, distribution, use, generation, treatment, storage, transport, or handling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, including without limitation, petroleum and petroleum products and per- and polyfluoroalkyl substances, subject to regulation or which can give rise to liability under any Environmental Law applicable to the business, operations or properties of any Partnership Entity. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into the Environment, or into, from or through any building, structure or facility.

(ee) In the ordinary course of its business, the Partnership conducts a periodic review of the effect of Environmental Laws on the business as currently conducted, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws). On the basis of such review and the amount of its established reserves, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change, except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(ff) None of the Partnership Entities are prohibited, directly or indirectly, from making any distributions on such Partnership Entity’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Partnership Entity from the Partnership or its affiliates or from transferring any of such Partnership Entity’s property or assets to the Partnership or any other Partnership Entity, except (i) as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Partnership Entity’s jurisdiction of formation and the Partnership Agreement and the organizational documents of such Partnership Entity, as applicable, (iii) such prohibitions arising under the debt agreements of such Partnership Entities, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets and (v) where such prohibition would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(gg) Except as described in the Registration Statement, the General Disclosure Package, the Prospectus, as contained in the relevant organizational documents of each of the Partnership Entities, or awards granted pursuant to employee benefit plans, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests of the Partnership, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units. Except for options granted pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans in effect as of the date of this Agreement, and except as described in the Registration Statement, the General Disclosure Package, the Prospectus, there are no outstanding options or warrants to purchase any capital stock, limited liability company interests or other equity interests of any of the Partnership Entities.

(hh) Except for the registration rights provided in Section 7.12 of the Partnership Agreement, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement.

(ii) The Partnership Entities and their directors, officers, and, to the Partnership Entities’ knowledge (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), their employees, agents and other persons representing the Partnership Entities, have not taken any action, directly or indirectly, that would result in a violation of the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any non-U.S. political party or official thereof or any candidate for non-U.S. political office, in contravention of the FCPA or other applicable anti-bribery or anti-corruption law, and the Partnership Entities and, to the knowledge of the Partnership Entities, the affiliates of the Partnership Entities, have conducted their businesses in compliance with the FCPA and other applicable anti-bribery and anti-corruption laws, and have instituted and maintained, and the Partnership Entities will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representations and warranties contained in this Section 1(ii).

(jj) The operations of the Partnership Entities are conducted, and the operations of the Partnership Entities have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(kk) (i) No Partnership Entity nor any director, officer, employee or, to the knowledge of the Partnership Entities, agent thereof, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by one or more Persons that are:

(A) the subject or target of any economic or trade sanctions prohibitions or restrictions administered or enforced by the U.S. government, including by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce or the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority, which prohibitions or restrictions may change from time to time (collectively, “Sanctions,” and any such Person, a “Sanctioned Person”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions, which may change from time to time (including, without limitation, the Crimea, Zaporizhzhia and Kerson Regions of Ukraine, Cuba, Iran, North Korea, Russia, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each, a “Sanctioned Country”).

(ii) The Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity:

(A) to fund or facilitate any activities or business of, with or involving any Sanctioned Person or in or involving any Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Partnership Entities are not now engaged in, and will not engage in, and since April 24, 2019, the Partnership Entities have not engaged in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(ll) The Partnership Entities own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Partnership Entities as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No Partnership Entity has received any notice of infringement or conflict with asserted Intellectual Property of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(mm) (i) The Partnership Entities have complied, and the Partnership Entities are presently in compliance, in all material respects, with all internal policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Partnership Entities of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Partnership Entities have not received any written notification of or written complaint regarding non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Partnership Parties, threatened alleging non-compliance with any Data Security Obligation.

(nn) The Partnership Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as necessary for the operation of the business of the Partnership Entities as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Change. The Partnership Entities conduct industry-standard scans of their IT Systems to detect and address material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Partnership Entities have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and sensitive data (including all personal, personally identifiable, confidential or regulated data (“Sensitive Data”)) used in connection with their businesses, and to the knowledge of the Partnership Entities, there have been no breaches, violations, incidents, compromises, outages or unauthorized uses of, accesses to or disclosures of same, except as would not, individually or in the aggregate, have a Material Adverse Change, and the Partnership Entities do not have a duty to notify any other person of, nor are there any incidents under internal review or investigation relating to, the same or any event or condition that would reasonably be expected to result in the same, and the Partnership Entities have not had a duty to notify any other person of, nor were there any incidents under internal review or investigation relating to, the same or any event or condition that would have reasonably be expected to result in the same. The Partnership Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations applicable to the privacy and security of its IT Systems and Sensitive Data and to the protection of such IT Systems and Sensitive Data from unauthorized use, access, misappropriation or modification.

(oo) Except as will not result, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (i) the Partnership Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Partnership Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA; (ii) no Partnership Entity nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”, including any “multiemployer plan” (as defined in Section 4001 of ERISA) or (B) Sections 412, 4971, 4975 or 4980B of the Code; and (iii) each “employee benefit plan” established or maintained by any Partnership Entity or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to any Partnership Entity, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such Partnership Entity is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by any Partnership Entity or any of their ERISA Affiliates.

(pp) Except as will not result, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Partnership Parties, threatened against any Partnership Entity before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Partnership Parties, threatened, against any Partnership Entity and (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Partnership Parties, threatened against any Partnership Entity and (ii) there has been no violation by the Partnership Entities of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(qq) Each of the Partnership Entities have filed, or properly and timely requested extensions of, all federal, state, local and non-U.S. income and franchise tax returns and all other material tax returns required to be filed by such Partnership Entity through the date hereof and have paid all taxes required to be paid by such Partnership Entity and, if due and payable, any related or similar assessment, fine or penalty levied against such Partnership Entity except as is contested in good faith and by appropriate proceedings. Each of the Partnership Entities have made all charges, accruals or reserves required in accordance with generally accepted accounting principles (“U.S. GAAP”) in the applicable financial statements referred to in Section 1(tt) hereof in respect of any federal, state, local or non-U.S. income or franchise taxes or any other material taxes for any period as to which the tax liability of any Partnership Entity has not been finally determined.

(rr) Neither the issuance, sale and delivery of the Units nor the application of the proceeds thereof by the Partnership Entities as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(ss) No projection or other forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis after due consideration by the applicable Partnership Entity of the underlying assumptions, estimates and other applicable facts and circumstances or has been disclosed other than in good faith. No such statement was made with the knowledge of an executive officer or director of such Partnership Entity that was false or misleading.

(tt) The financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Partnership Entities as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Partnership’s quarterly financial statements. The other financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Partnership reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(uu) Ernst & Young LLP, who have certified certain financial statements of the Partnership and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(vv) Weaver and Tidwell, L.L.P., who have certified certain financial statements of Red River and furnished its reports with respect to such financial statements and whose reports have been filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Red River within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ww) The Partnership Entities maintain a system of “internal control over financing reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the General Partner’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of each of their financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate in all material respects. The Partnership Entities internal controls over financial reporting are effective and the Partnership and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Partnership’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xx) The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15e and 15d-15e under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the material information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act. Subject to the limitations of any such control system, and as of the Partnership’s most recent fiscal quarter, the Partnership’s auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and since the date of the most recent evaluation of such disclosure controls and procedures, and there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(yy) The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(zz) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aaa) The Partnership (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communication. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

(bbb) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(ccc) The copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriters in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(ddd) As of the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the General Disclosure Package and (ii) any free writing prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(eee) The Partnership Entities carry or are otherwise entitled to the benefits of insurance relating to their business, with reputable insurers, in such amounts and covering such risks as are generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. None of the Partnership Entities has any reason to believe that any Partnership Entity will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(fff) No subsidiary of the Partnership or OLLC is currently prohibited or restricted, directly or indirectly, from paying any distributions to the Partnership or OLLC, from making any other distribution on such subsidiary’s capital stock, from repaying to the Partnership or OLLC any loans or advances to such subsidiary from the Partnership or OLLC or from transferring any of such subsidiary’s property or assets to the Partnership, OLLC or any other subsidiary of the Partnership or OLLC, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ggg) The Partnership Entities and, to the knowledge of the Partnership Parties, the executive officers and directors of the General Partner, in their capacity as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(hhh) The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental entities under applicable law required to conduct the business of the Partnership Entities, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Partnership Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Partnership Entities have received any written notice of proceedings relating to the revocation or adverse modification of, or non-compliance with, any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(iii) The Partnership Entities have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as owned in fee by the Partnership Entities free and clear of all Liens of any kind except such as (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) are created under or permitted by the Credit Agreement, (iii) do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (iv) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and all of the leases and subleases material to the business of the Partnership, and under which any of the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and none of the Partnership Entities have received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease.

(jjj) The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(kkk) Other than the compensation pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from any of the Partnership Entities any brokerage or finder’s fee or other fee or commission as a result of any transaction contemplated by this Agreement.

Any certificate signed by an officer of any Partnership Party and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Partnership Party to each Underwriter as to the matters set forth therein.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Firm Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Unit set forth in Schedule A, that number of Firm Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional Units.

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an additional 600,000 Common Units, at the price per unit set forth in Schedule A. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be sooner than three full business days nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Firm Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Units, subject, in each case, to such adjustments as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional Units.

The purchase price payable by the several Underwriters for both the Firm Units and any Option Units shall be $48.00 per Unit.

(c) Payment. Payment of the purchase price for, and delivery of, the Firm Units shall be made at the offices of Bradley Arant Boult Cummings LLP at 1221 Broadway, Suite 2400, Nashville, Tennessee 37203, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 10:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units and the Option Units, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Section 3. Covenants of the Partnership. Each of the Partnership Parties, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments on the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Partnership will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, at least one day prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement, provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership has given the Representatives notice of any filings made pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations under the Exchange Act (the “Exchange Act Regulations”) within 48 hours prior to the Applicable Time; the Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver, upon request, to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. Such copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the Securities Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Partnership will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Units; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify to do business or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Partnership will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Units on the NYSE.

(i) Restriction on Sale of Units. During a period of 60 days from the date of the Prospectus (the “Restricted Period”), the Partnership will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership Parties) any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the Securities Act with respect to any of the foregoing; provided that the Partnership may enter into agreements during the Restricted Period in connection with any merger, acquisition, joint venture or the acquisition or license of the business, property, technology or other assets of another individual or entity that include the offer, sale, contract to sell or other transfer or disposal of Common Units or any securities convertible into or exercisable or exchangeable for Common Units; provided, further, that (A) any such Common Units (or securities convertible into or exercisable or exchangeable for Common Units) issued as consideration in connection with any such transaction shall be subject to restrictions on transfer, and shall not be transferable, until the end of the Restricted Period, and (B) the Partnership shall not file, or cause to be filed, any registration statement under the Securities Act on Form S-3 (or any successor form) providing for the resale of any such Common Units (or securities convertible into or exercisable or exchangeable for Common Units) issued as consideration in connection with any such transaction until the end of the Restricted Period, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to any employee benefit plan of the Partnership or the General Partner referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof, (D) any Common Units issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement in respect thereof or (E) the pledge of securities as collateral pursuant to the agreements set forth on Schedule D.

(j) Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the Securities Act.

(k) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that unless it has or shall have obtained, as the case may be, the prior written consent of the General Partner, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that consent will be deemed to have been given with respect to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and the Partnership. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free

Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the most recent preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Written Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Section 4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, if any, including any stock, transfer, or other similar taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, aircraft, any other transportation chartered in connection with the road show and lodging expenses of the representative and officers of the Partnership and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Units (not to exceed $20,000) and (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE; and except as otherwise expressly provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, transfer taxes on any resale of the Common Units by any Underwriter, any advertising expenses in connection with any offers they may make and the transportation, lodging and other expenses incurred by the Underwriters on their own behalf in connection with the roadshow and other presentations to prospective purchasers of the Common Units.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(n) or Section 9(a)(ii) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership contained herein or in certificates of any officer of the Partnership or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto will have been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus will have been issued and no proceedings for any of those purposes will have been instituted, will be pending or, to the Partnership’s knowledge, contemplated; and the Partnership will have complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b) Opinions of Counsel for the Partnership Parties. At the Closing Time, the Representatives shall have received the opinions, each dated the Closing Time, of Bradley Arant Boult Cummings LLP, counsel for the Partnership Parties, and of the General Counsel of the General Partner, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated the Closing Time, to the effect that (i) since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been a Material Adverse Change, except as described in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Partnership Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Partnership Parties, threatened or contemplated.

(e) Ernst & Young LLP Comfort Letter. The Representatives shall have received from Ernst & Young LLP a letter, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto.

(f) Weaver and Tidwell, L.L.P. Comfort Letter. The Representatives shall have received from Weaver and Tidwell, L.L.P. a letter, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto.

(g) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received letters from (i) Ernst & Young LLP and (ii) Weaver and Tidwell, L.L.P., dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsections (e) and (f) of this Section 5, respectively, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the Units shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Partnership Parties by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Partnership Parties contained herein and the statements in any certificates furnished by the Partnership Entities hereunder shall be true and correct as of such Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president of the Partnership Parties and of the chief financial or chief accounting officer of the Partnership Parties confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for the Partnership Parties. If requested by the Representatives, the opinion of Bradley Arant Boult Cummings LLP, counsel for the Partnership Parties and the General Counsel for the Partnership Parties, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from (A) Ernst & Young LLP and (B) Weaver and Tidwell, L.L.P., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Sections 5(e)and 5(f) hereof, respectively, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such other documents as they may reasonably request.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representatives by written notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 14 and 15 shall survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Underwriters. The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each affiliate (as such term is defined in Rule 501(b) under the Securities Act) of such Underwriter who has, or who is alleged to have, participated in the distribution of Units (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the Bona Fide Electronic Road Show, or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus or in the Bona Fide Electronic Road Show of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership Parties; and

(iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Written Testing-the-Waters Communication, the Bona Fide Electronic Road Show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Partnership Parties and, Directors and Officers of the Partnership Parties. Each Underwriter severally agrees to indemnify and hold harmless the Partnership Parties, each of their directors, each of the officers who signed the Registration Statement, and each person, if any, who controls any of the Partnership Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, any Issuer Free Writing Prospectus, the Bona Fide Electronic Road Show or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership Parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Partnership Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus.

The relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Units set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Partnership Parties and (b) delivery of and payment for the Units.

Section 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units, (ii) if trading in the Units of the Partnership has been suspended or materially limited by the Commission or the NYSE, (iii) if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 14 and 15 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of the Defaulted Units and if such non-defaulting Underwriters do not elect to purchase all the Defaulted Units, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Units to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, either the (i) Representatives or (ii) Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Truist Securities, Inc. at 740 Battery Ave SE, 3rd Floor, Atlanta, Georgia 30339, Attention: Equity Capital Markets, email: TruistSecurities.prospectus@Truist.com; Mizuho at 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets, email: us-ecm@mizuhogroup.com; and Raymond James at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Equity Syndicate, phone: 1-800-248-8863, email: prospectus@raymondjames.com; notices to the Partnership Parties shall be directed to the General Partner at 310 Seven Springs Way, Suite 500, Brentwood, Tennessee 37027, Attention: Chief Financial Officer, email: [***], with a copy to (which shall not constitute notice) Bradley Arant Boult Cummings LLP at 1221 Broadway, Suite 2400, Nashville, Tennessee 37203, Attention: Stephen Hinton.

Section 12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 13. No Advisory or Fiduciary Relationship. Each of the Partnership Entities acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Units and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Partnership Parties, any of their subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Partnership Parties with respect to the offering of the Units or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership Parties or any of their subsidiaries on other matters) and no Underwriter has any obligation to the Partnership Parties with respect to the offering of the Units except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership Parties and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Units and the Partnership Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Partnership Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Partnership Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Partnership Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15. No Trial by Jury. The Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related

Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that (i) any Underwriter is a Covered Entity and (ii) such Underwriter or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by email, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof and the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(Signature Pages Follow)

If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership Parties in accordance with its terms.

Very truly yours,

PARTNERSHIP PARTIES:

DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC, the general partner

By:	/s/ Robert Wright
Name:	Robert Wright
Title:	Executive Vice President, Chief Financial Officer

DELEK LOGISTICS GP, LLC

By:	/s/ Billy Buckmaster
Name:	Billy Buckmaster
Title:	Vice President, Treasurer

SIGNATURE PAGE TO

UNDERWRITING AGREEMENT

Accepted as of the date hereof

TRUIST SECURITIES, INC.

By:	/s/ Mike Davis
Name:	Mike Davis
Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Josh Weismer
Name:	Josh Weismer
Title:	Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Rich Eychner
Name:	Rich Eychner
Title:	Director

For themselves and as Representatives of the

other Underwriters named in Schedule A hereto.

SIGNATURE PAGE TO

UNDERWRITING AGREEMENT

SCHEDULE A

The public offering price per unit shall be $50.00.

The purchase price payable by the several Underwriters for both the Firm Units and any Option Units shall be $48.00 per Unit.

Name of Underwriter	Number of Firm Units
Truist Securities, Inc.	960,000
Mizuho Securities USA LLC	600,000
Raymond James & Associates, Inc.	800,000
Citizens JMP Securities, LLC	320,000
Huntington Securities, Inc.	320,000
Barclays Capital Inc.	240,000
KeyBanc Capital Markets Inc	240,000
MUFG Securities Americas Inc	280,000
Regions Securities LLC	240,000

Total	4,000,000

SCHEDULE A - 1

SCHEDULE B-1

Pricing Terms

1.	Firm Units: 4,000,000 Common Units.

2.	Option Units: 600,000 Common Units.

3.	The public offering price per Common Unit: $50.00.

Preliminary Prospectus dated August 12, 2026

SCHEDULE B-1 - 1

SCHEDULE B-2

Free Writing Prospectuses

•	Electronic roadshow as made available on http://www.netroadshow.com.

SCHEDULE B-1 - 1

SCHEDULE C

List of Persons and Entities Subject to Lock-Up

1.	Delek US Holdings, Inc.

2.	Avigal Soreq

3.	Ezra Uzi Yemin

4.	Sherri A. Brillon

5.	Charles J. Brown, III

6.	Eric D. Gadd

7.	Frederec Charles Green

8.	Ron W. Haddock

9.	Gennifer F. Kelly

10.	Reuven Spiegel

11.	Mark Hobbs

12.	Misty Lavender

13.	Robert Wright

SCHEDULE C- 1

SCHEDULE D

None.

SCHEDULE D - 1

Exhibit A-1

FORM OF OPINION OF BRADLEY ARANT BOULT CUMMINGS LLP

(i) The Partnership has been duly formed and has the limited partnership power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

(ii) the General Partner has been duly formed and has the limited liability company power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

(iii) each of the Partnership Entities (other than the Partnership Parties, Andeavor and Red River) has been duly organized;

(iv) with your consent, based solely on certificates from public officials, each Partnership Entity (other than the Partnership Parties) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Partnership Entities, taken as a whole;

(v) the Partnership owns, directly or indirectly, 100% (except with respect to Caddo Pipeline, Andeavor and Red River, 50%, 33% and 33%, respectively) of the issued stock, partnership interests or membership interests, as applicable, in each of the Partnership Entities (other than the Partnership Parties); such stock, partnership interests or membership interests have been duly authorized and validly issued in accordance with the organizational documents of the Guarantors and are fully paid (to the extent required under the Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”), Sections 18-607 and 18-804 of Delaware Limited Liability Company Act (the “Delaware LLC Act”) or Section 101.206 of the Texas Business Organizations Code (“TBOC”), as applicable); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the Uniform Commercial Code of the State of Texas, as applicable, naming the Partnership or any other Partnership Entity as the debtor is on file in the office of the Secretary of State of the State of Delaware or the office of the Secretary of State of the State of Texas, as applicable, or (ii) otherwise known to us, without inspection, in each case other than those created by or arising under the Credit Agreement;

A-1-1

(vi) the General Partner has all requisite power and authority necessary to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(vii) the authorized capital stock of the Partnership conforms as to legal matters to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(viii) the Units to be sold to the Underwriters by the Partnership under the Agreement have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding Common Units was issued in violation of the preemptive or other similar rights of any securityholder of the Partnership;

(ix) the Agreement has been duly authorized, executed and delivered by the Partnership Parties;

(x) the execution and delivery by the Partnership Parties of, and the performance by the Partnership Parties of their respective obligations under, the Agreement will not contravene (A) any provision of any federal or New York statute, rule or regulation applicable to the Partnership, the Delaware LP Act, the Delaware LLC Act or the TBOC; (B) the formation, governing or other organizational documents of the Partnership Parties, or (C) to the best of such counsel’s knowledge, any material contract or other agreement filed as exhibit 2, 4 or 10 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Report on Form 10-Q for the three months ended March 31, 2026, Quarterly Report on Form 10-Q for the three months ended June 30, 2026 or a subsequent Exchange Act report, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court under any federal or New York statute, rule or regulation applicable to the Partnership Parties, the LP Act, the Delaware LLC Act or the TBOC is required for the performance by the Partnership of its obligations under this Agreement;

(xi) the statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Common Units,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Our Partnership Agreement” and in the Registration Statement in Item 15, insofar as they purport to constitute a summary of the terms of the Units or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects;

(xii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which any Partnership Entity is a party or to which any of the properties of any Partnership Entity is subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

A-1-2

(xiii) the Partnership is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(xiv) the Registration Statement, the General Disclosure Package and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(xv) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the General Disclosure Package (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.1

[1]	This provision will be included in a 10b-5 negative assurance letter to be delivered by counsel to the Partnership Parties and not be included in the opinion.

A-1-3

Exhibit A-2

FORM OF GENERAL COUNSEL OPINION

1. Legal Proceedings. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described as required by the Securities Act.

A-2-1

Exhibit B

FORM OF LOCK-UP AGREEMENT

[____________], 20[__]

Truist Securities, Inc.

Mizuho Securities USA LLC

Raymond James & Associates, Inc.

as Representatives of the several Underwriters

c/o Truist Securities, Inc.

740 Battery Ave SE, 3rd Floor

Atlanta, Georgia 30339

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, New York 10020

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

The undersigned understands that Truist Securities, Inc. (“Truist”), Mizuho Securities USA LLC (“Mizuho”) and Raymond James & Associates, Inc. (“Raymond James, together with Truist and Mizuho, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), and Delek Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership, providing for the public offering (the “Public Offering”) by the Representatives of 4,000,000 common units representing limited partner interests in the Partnership (the “Common Units”).

To induce the Representatives to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating

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to the Common Units being sold or transferred pursuant to the transactions contemplated by the Underwriting Agreement, (b) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (c) transfers of Common Units or any security convertible into Common Units as a bona fide gift or for bona fide estate planning purposes, or by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, or by operation of law pursuant to a domestic order or negotiated divorce settlement; or (d) distributions of Common Units or any security convertible into Common Units to limited partners, stockholders, members, general partners, managers, directors, officers or employees or trust beneficiaries of the undersigned or the undersigned’s affiliates; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), each donee, distributee or transferee, as applicable, shall sign and deliver a lock up agreement substantially in the form of this agreement, (e) facilitating the establishment of a trading plan on behalf of a unitholder, officer or director of the Partnership pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Restricted Period; (f) sales of Common Units made pursuant to and in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act existing on the date hereof, provided that any public filing or public announcement under Section 16(a) of the Exchange Act required during the Restricted Period made in connection with sales under this clause (f) shall clearly indicate in the footnotes thereto or comments section that such sales were made pursuant to a Rule 10b5-1 trading plan under the Exchange Act; or (g) any transfers made by the undersigned to the Partnership to satisfy tax withholding obligations pursuant to the Partnership’s equity incentive plans or arrangements disclosed in the Prospectus; provided that any public filing or public announcement under Section 16(a) of the Exchange Act required during the Restricted Period made in connection with sales under this clause (g) shall clearly indicate in the footnotes thereto or comments section that such sales were made to satisfy tax withholding obligations pursuant to the Partnership’s equity incentive plans or arrangements disclosed in the Prospectus. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Units and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Units at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Underwriters are making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters. The undersigned understands that if (i) the Underwriting Agreement (other than provisions thereof which survive termination) is terminated prior to the Closing Time (as defined in the Underwriting Agreement), (ii) the Partnership notifies the Representatives in writing, prior to the execution of the Underwriting Agreement, that the Partnership does not intend to proceed with the Public Offering or (iii) the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering is withdrawn, the undersigned shall be released from all obligations under this agreement.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
(Name)
(Address)

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